American International Group, Inc., and Subsidiaries

Subsidiaries of Registrant	Exhibit 21
Listed below are subsidiaries of AIG and their respective jurisdiction of incorporation or organization as of December 31, 2025. Substantially all subsidiaries listed are consolidated in the accompanying financial statements but may not necessarily represent significant subsidiaries. AIG has several additional subsidiaries not named below and the omitted subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute significant subsidiaries at the end of the year covered by this report.

		Percentage
		of Voting
		Securities
	Jurisdiction of	Held by
	Incorporation or	Immediate
As of December 31, 2025	Organization	Parent (1)
American International Group, Inc.	Delaware
AIG Property Casualty Inc.	Delaware	100
AIG Claims, Inc.	Delaware	100
AIG PC Global Services, Inc.	Delaware	100
AIG Global Operations (Ireland) Limited	Ireland	100
AIG Property Casualty International, LLC	Delaware	100
AIG Insurance Management Services, Inc.	Vermont	100
Grand Isle SAC Limited	Bermuda	100
AIG International Holdings GmbH	Switzerland	100
AIG APAC HOLDINGS PTE. LTD.	Singapore	100
AIG Asia Pacific Insurance Pte. Ltd.	Singapore	100
AIG Australia Limited	Australia	100
AIG Insurance Hong Kong Limited	Hong Kong	100
AIG Insurance New Zealand Limited	New Zealand	100
AIG Korea Inc.	Korea, Republic of	100
AIG Malaysia Insurance Berhad	Malaysia	100
AIG Philippines Insurance, Inc.	Philippines	100
AIG Vietnam Insurance Company Limited	Vietnam	100
PT AIG Insurance Indonesia	Indonesia	100
AIG Insurance (Thailand) Public Company Limited	Thailand	100
AIG Canada Holdings Inc.	Canada	100
AIG Insurance Company of Canada	Canada	100
AIG Europe Holdings S.a.r.l	Luxembourg	100
AIG Europe S.A.	Luxembourg	100
AIG Global Reinsurance Operations	Belgium	100
AIG Holdings Europe Limited	England and Wales	100
AIG Israel Insurance Company Ltd	Israel	100
American International Group UK Limited	England and Wales	100
AIG Investments UK Limited	England and Wales	100
Talbot Holdings Ltd.	Bermuda	100
Talbot 2002 Underwriting Capital Ltd.	England and Wales	100
Talbot Underwriting Holdings Ltd.	England and Wales	100
Talbot Underwriting Ltd.	England and Wales	100
AIG Japan Holdings Kabushiki Kaisha	Japan	100
AIG General Insurance Co., Ltd.	Japan	100
American Home Assurance Co., Ltd.	Japan	100
AIG Latin America Investments, S.L.	Spain	100
Inversiones Segucasai, C.A.	Venezuela, Bolivarian Republic of	100
C.A. de Seguros American International	Venezuela, Bolivarian Republic of	97.39
AIG Brazil Holding I, LLC	Delaware	100
AIG Seguros Brasil S.A.	Brazil	90.56	(2)
AIG Resseguros Brasil S.A.	Brazil	100
AIG Insurance Company-Puerto Rico	Puerto Rico	100
AIG Latin America I.I.	Puerto Rico	100

		Percentage
		of Voting
		Securities
	Jurisdiction of	Held by
	Incorporation or	Immediate
As of December 31, 2025	Organization	Parent (1)
AIG Seguros Mexico, S.A. de C.V.	Mexico	100
AIG-Metropolitana Cía. de Seguros y Reaseguros S.A.	Ecuador	51.78
AIG MEA Holdings Limited	United Arab Emirates	100
AIG MEA Limited	United Arab Emirates	100
Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
AIG Life South Africa Limited	South Africa	100
AIG South Africa Limited	South Africa	100
American International Reinsurance Company, Ltd.	Bermuda	100
American International Reinsurance Global, Ltd.	Bermuda	100
AIG Property Casualty U.S., Inc.	Delaware	100
AIG Aerospace Insurance Services, Inc.	Georgia	100
AIG Assurance Company	Illinois	100
AIG Property Casualty Company	Illinois	100
AIG Specialty Insurance Company	Illinois	100
AIG WarrantyGuard, Inc.	Delaware	100
AIU Insurance Company	New York	100
American Home Assurance Company	New York	100
AIG Insurance Company China Limited	China	100
Commerce and Industry Insurance Company	New York	100
Eaglestone Reinsurance Company	Pennsylvania	100
Arthur J. Glatfelter Agency, Inc.	Pennsylvania	100
Glatfelter Underwriting Services, Inc.	Pennsylvania	100
Volunteer Firemen's Insurance Services, Inc.	Pennsylvania	100
Granite State Insurance Company	Illinois	100
Illinois National Insurance Co.	Illinois	100
Lexington Insurance Company	Delaware	100
National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
American International Realty LLC	Delaware	100
National Union Fire Insurance Company of Vermont	Vermont	100
New Hampshire Insurance Company	Illinois	100
Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
Service Net Warranty, LLC	Delaware	100
The Insurance Company of the State of Pennsylvania	Illinois	100
Western World Insurance Company	New Hampshire	100
Stratford Insurance Company	New Hampshire	100
Tudor Insurance Company	New Hampshire	100
Lexington Specialty Insurance Agency, Inc.	Delaware	100
Blackboard U.S. Holdings, Inc.	Delaware	100
Marbleshore Specialty Insurance Company	Delaware	100
Glatfelter Insurance Company	Delaware	100
AIG Employee Services, Inc.	Delaware	100
AIG Financial Products Corp.	Delaware	100
AIG Matched Funding Corp.	Delaware	100
AIG-FP Pinestead Holdings Corp.	Delaware	100
AIG Markets, Inc.	Delaware	100
AIG Global Operations, Inc.	Delaware	100

(1) Percentages include directors’ qualifying shares.
(2) Also owned 9.44 percent by AIG Brazil Holding II, LLC, which is wholly owned by AIG Latin America Investments, S.L.